                                                                    Exhibit A

                 Residence or             Principal     Number     Purchase
Name             Business Address         Occupation   of Shares    Price
----             ----------------         ----------   ---------   --------

Steven Roth      Park 80 West, Plaza 2    Executive      60,000    $159,687.50
                 Saddlebrook, NJ 07663

Charles          589 Broadway             Executive       7,600    $ 18,762.50
Salzhauer        New York, NY 10012

Cynthia          589 Broadway             Housewife         760    $  1,852.50
Salzhauer        New York, NY 10012

Amy L.           Hilldale Lane            Student            --          --
Salzhauer        Sands Point, NY

Anne Angowitz    361 Quaker Road          Executive       3,500*   $  9,625.00
                 Chappaqua, NY 10514

Stuart J.        361 Quaker Road          Attorney        3,500*   $  9,625.00
Angowitz         Chappaqua, NY 10514

Helen            8 Vanad Drive            Housewife          --          --
Weinstein        Roslyn, NY 11576

Elisabeth Axel   285 Riverside Drive      Teacher            --          --
                 New York, NY 10025

Linda Swenberg   16443 Shady View Lane    Housewife          --          --
                 Los Gatos, CA 95032

Michael          50 East 79th Street      Executive      42,040++  $ 94,328.92
Salzhauer        New York, NY 10021

Amanda           50 East 79th Street      Student        24,800++  $ 56,725.00
Salzhauer        New York, NY 10021

Henry            Hilldale Lane            Executive       7,600    $ 18,762.50
Salzhauer        Sands Point, NY 11050

Susan            Hilldale Lane            Housewife         850    $  2,071.88
Salzhauer        Sands Point, NY 11050


                 Residence or             Principal     Number     Purchase
Name             Business Address         Occupation   of Shares    Price
----             ----------------         ----------   ---------   --------

Benjamin            See Item 2                --          2,500    $  6,093.75
Partners Inc.

Benjamin            See Item 2                --        148,700    $356,546.25
Partners

BHC Company         See Item 2                --          9,000    $ 22,062.50


CHH Realty          See Item 2                --          3,500    $  6,946.38
Defined Benefit
Pension Plan

Combined            See Item 2                --         80,000    $181,937.50
Partnership #1

Michael C.          See Item 2                --          1,950    $  4,818.75
Salzhauer Ltd.
Defined Benefit
Plan


      Henry and Charles Salzhauer are brothers. Henry Salzhauer and Susan Salzhauer are husband and wife. Amy Salzhauer, Elisabeth Axel and Michael Salzhauer are their children. Amanda Salzhauer is the wife of Michael Salzhauer and the daughter of Steven Roth. Charles and Cynthia Salzhauer are husband and wife. Anne Angowitz, Helen Weinstein, and Linda Swenberg are their children. Stuart Angowitz is the husband of Anne Angowitz.

 * Anne Angowitz and Stuart Angowitz purchased 3,500 shares jointly.
++ Includes 24,000 shares that Michael Salzhauer and Amanda Salzhauer purchased jointly for a purchase price of $54,750.00.